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                                                                Exhibit 99(d)(1)

                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         THIS INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is made as of this 10th day of August, 2001, between FINANCIAL INVESTORS VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), on behalf of its First Horizon Growth and Income Portfolio (the "Portfolio") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association (the "Investment Adviser").

         WHEREAS, the Trust has been organized to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") with multiple series of shares (hereinafter referred to as Portfolios) and to invest and reinvest the assets of the Portfolio in securities pursuant to investment objectives and policies for the Portfolio;

         WHEREAS, the Portfolio desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser provide or perform for it various investment advisory, statistical, research, portfolio investment adviser selection and other services as set forth more fully herein;

         NOW, THEREFORE, the Trust, on behalf of the Portfolio, and the Investment Adviser agree as follows:

         1. Employment of the Investment Adviser. The Trust hereby employs the Investment Adviser to provide investment advice and to manage the investment and reinvestment of the Portfolio's assets in the manner set forth in Section 2A of this Agreement, subject to the direction of the Trustees, for the period, in the manner, and on the terms hereinafter set forth. The Investment Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Investment Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. Obligation of and Services to be Provided by the Investment Adviser. The Investment Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

         A.    Investment Advisory Services.

               (a)   The Investment Adviser shall have overall responsibility
                    for the day-to-day management and investment of the Portfolio's assets and securities

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                    portfolio subject to and in accordance with the investment objectives and policies of the Portfolio, and any directions which the Trustees and officers of the Trust may issue to the Investment Adviser from time to time, and shall perform the following services: (i) provide or cause to be provided investment research and credit analysis concerning the Portfolio's investments, (ii) conduct or cause to be conducted a continual program of investment of the Portfolio's assets, (iii) place or cause to be placed orders for all purchases and sales of the investments made for the Portfolio, and (iv) maintain or cause to be maintained the books and records required in connection with its duties hereunder.

               (b)   The Investment Adviser shall advise the Trustees of the
                    Trust regarding overall investment programs and strategies for the Portfolio, revision of such programs as necessary, and shall monitor and report periodically to the Trustees concerning the implementation of such programs and strategies.

               (c)   The Investment Adviser, with the prior approval of the
                    Trustees (and the shareholders to the extent required by applicable law) as to particular appointments, shall be permitted to (i) engage one or more persons or companies ("Sub-Advisers"), which may have full investment discretion to make all determinations with respect to the investment and reinvestment of all or any portion of the Portfolio's assets and the purchase and sale of all or any portion of the Portfolio securities, subject to the terms and conditions of this Agreement and the written agreement with any Sub-Adviser; and (ii) take such steps as may be necessary to implement such appointment.

               (d)   The Investment Adviser shall be solely responsible for
                    paying the fees and expenses of any Sub-Adviser for its services to the Investment Adviser and the Portfolio. Except for instructions or advice given to the Sub-Adviser by the Investment Adviser, the Investment Adviser shall not be responsible or liable for the investment merits of any decision by the Sub-Adviser to purchase, hold or sell a security for

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                    the Portfolio.

               (e)   In the event one or more Sub-Advisers is appointed pursuant to subparagraph (c) hereof, the Investment Adviser shall (i) monitor and evaluate the investment performance of each Sub-Adviser employed by the Investment Adviser for the Portfolio; (ii) allocate the portion of the Portfolio's assets to be managed by each Sub-Adviser; (iii) recommend changes in or additional Sub-Advisers when appropriate; and
                    (iv) compensate each Sub-Adviser.

               (f)   The Investment Adviser shall render such reports to the
                    Trustees, at regular meetings thereof, as the Trustees may reasonably request regarding, among other things, the investment performance of the Portfolio, including, if any Sub-Adviser has been appointed, the investment performance of each Sub-Adviser.

               (g)   The Investment Adviser will monitor and coordinate, to the extent necessary, the activities of the custodian, transfer agent, distributor, administrator and pricing agent insofar as their respective activities relate to the duties and obligations of the Investment Adviser hereunder.

          B. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials.

               The Investment Adviser will make available and provide such financial, accounting and statistical information related to its duties and responsibilities hereunder as required by the Trustees and necessary for the preparation of registration statements, reports and other documents required by federal and state securities laws and such other information as the Trustees may reasonably request for use by the Trust and its distributor for the underwriting and distribution of the Portfolio's shares.

         C.     Other Obligations and Services.

               The Investment Adviser agrees to make available its officers

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               and employees to the Trustees and officers of the Trust for consultation and discussions regarding the investment advisory activities of the Portfolio.

         3. Covenants by Investment Adviser. The Investment Adviser agrees with respect to the services provided to the Portfolio that it:

               (a)   will conform with all applicable rules and regulations of
                    the Securities and Exchange Commission ("SEC") and will in addition conduct its activities under this Agreement in accordance with applicable regulations of the Office of the Comptroller of the Currency pertaining to the investment advisory activities of national banks which are applicable to the Investment Adviser;

               (b)   will not make loans to any person for the purpose of
                    purchasing or carrying Portfolio shares, or make loans to the Trust;

               (c)   will not purchase shares of the Portfolio for its own
                    investment account;

               (d)   will maintain all books and records with respect to the
                    securities transactions of the Portfolio and furnish the Trustees such periodic and special reports as the Trustees may request with respect to the Portfolio;

               (e)   will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Portfolio and prior, present or potential shareholders (other than any information which Investment Adviser may have obtained about shareholders from other business relationships with such shareholders), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by

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                    the Trust or when otherwise required or permitted by law);
                    and

               (f)   will immediately notify the Trust of the occurrence of any event which would disqualify Investment Adviser or any Sub-Adviser from serving as investment adviser of an investment company.

         4. Transaction Procedures. All investment transactions on behalf of the Portfolio will be consummated by payment to or delivery by the custodian for the Portfolio duly appointed by the Trustees of the Trust (the "Custodian"), or such approved depositories or agents duly appointed by the Trustees and as may be designated by the Custodian in writing, as custodian for the Portfolio, of all cash and/or securities due to or from the Portfolio, and neither Investment Adviser nor any Sub-Adviser shall have possession or custody thereof or any responsibility or liability with respect thereto. The Investment Adviser or any Sub-Adviser effecting transactions on behalf of the Portfolio shall advise the Custodian of all investment orders for the Portfolio placed by it with brokers, dealers, banks and other parties ("Brokers"). The Trustees shall issue, or cause to be issued, to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Investment Adviser or any Sub-Adviser. The Portfolio shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon the giving of proper instructions to the Custodian, Investment Adviser shall have no responsibility or liability with respect to custodian arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Investment Adviser or any Sub-Adviser to take appropriate action if the Custodian fails properly to confirm execution of the instructions to the Investment Adviser or any Sub-Adviser in a written form duly agreed upon by the Custodian and the Investment Adviser or any Sub-Adviser.

         5. Execution and Allocation of Portfolio Brokerage. The Investment Adviser shall place, or shall cause each Sub-Adviser to place, subject to the limitations contained in this paragraph 5, on behalf of the Portfolio, orders for the execution of the Portfolio's securities transactions. Neither the Investment Adviser nor any Sub-Adviser is authorized by the Trust to take any action, including the purchase or sale of securities for the account of the Portfolio, (a) in contravention of (i) any investment restrictions set forth in the 1940 Act and the rules thereunder; (ii) specific instructions adopted by the Trustees and communicated to the Investment Adviser; (iii) the investment objectives, policies and restrictions of the Portfolio as set forth in the Trust's current registration statement, as amended from time to time; or (iv) instructions from the Trustees to the Investment Adviser or from the Investment Adviser to any Sub-Adviser, or (b) which would have the effect of causing the Trust to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding

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statute.

         The Investment Adviser or, if any Sub-Adviser shall be appointed, then the Sub-Adviser, may place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any Brokers. In placing orders with any Broker, the Investment Adviser or any Sub-Adviser will consider the experience and skill of a Broker's securities traders as well as the Broker's financial responsibility and administrative efficiency. The Investment Adviser or any Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders with any Brokers; however, in so doing, the Investment Adviser or any Sub-Adviser may consider, subject to the approval of the Trustees, the research, statistical, and related brokerage services provided or to be provided by such Broker to the Portfolio. A commission paid to such Brokers may be higher than that which another Broker would have charged for effecting the same transaction, provided that the Investment Adviser or any Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such Broker when viewed in terms of either the particular transaction or the overall responsibilities of the Investment Adviser or any Sub-Adviser with respect to the accounts as to which it exercises investment discretion. It is understood that neither the Investment Adviser nor any Sub-Adviser has adopted a formula for selection of Brokers for the execution of the Portfolio's investment transactions.

         On occasions when either the Investment Adviser or any Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients, the Investment Adviser or Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Investment Adviser or Sub-Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

         The Investment Adviser will not, and will cause each Sub-Adviser not to, execute any Portfolio transactions for the account of the Portfolio with a Broker which is an "affiliated person" (as defined in the 1940 Act) of the Trust, the Trust's distributor, the Investment Adviser or any Sub-Adviser without the prior written approval of the Trustees. The Trust agrees to provide the Investment Adviser, and the Investment Adviser agrees to furnish to each Sub-Adviser, a list of brokers and dealers which are "affiliated persons" of the Trust. The Investment Adviser likewise agrees to furnish, and to cause each Sub-Adviser to furnish, to the Trust, with respect to such Sub-Adviser, a list of Brokers which are "affiliated persons" of the Investment Adviser and each

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Sub-Adviser. In no instance will Portfolio securities be purchased from or sold to the Trust's principal distributor, Investment Adviser, any Sub-Adviser or any affiliate thereof, except to the extent permitted by an exemption order issued by the SEC or by applicable law.

         The Investment Adviser shall render regular reports to the Trustees of the total brokerage business placed by it and any Sub-Adviser(s) and the manner in which the allocation of such brokerage has been accomplished.

         6. Expenses of the Portfolio. The Portfolio or Trust will pay, or will enter into arrangements that require third parties to pay, all expenses other than those expressly assumed by the Investment Adviser herein, which expenses payable by the Portfolio or Trust shall include:

               (a)   Expenses of all audits by independent public accountants;

               (b)   Expenses of transfer agent, registrar, dividend disbursing agent and shareholder recordkeeping services;

               (c)   Expenses of custodial services including recordkeeping
                    services provided by the custodian;

               (d)   Expenses of obtaining quotations for calculating the value of the Portfolio's net assets;

               (e)   Salaries and other compensation of any of its executive
                    officers or employees, if any, who are not officers, directors, stockholders or employees of the Investment Adviser, the Administrator or the Distributor;

               (f)   Taxes levied against the Portfolio;

               (g)   Brokerage fees and commissions in connection with the
                    purchase and sale of portfolio securities for the Portfolio;

               (h)   Costs, including the interest expense, of borrowing money;

               (i)   Costs and/or fees incident to Trustees and shareholder
                    meetings of the Trust and the Portfolio, the preparation and mailings of prospectuses and reports of the Portfolio to its existing

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                    shareholders, the filing of reports with regulatory bodies, the maintenance of the Portfolio's legal existence, and the registration of shares with federal and state securities authorities;

               (j)   Legal fees, including the legal fees related to the
                    registration and continued qualification of the Portfolio's shares for sale;

               (k)   Costs of printing any share certificates representing
                    shares of the Portfolio;

               (l)   Fees and expenses of Trustees who are not affiliated
                    persons, as defined in the 1940 Act, of the Investment Adviser, any Sub-Adviser, the Distributor or any of their affiliates; and

               (m)   Its pro rata portion of the fidelity bond required by
                    Section 17(g) of the 1940 Act, or of other insurance premiums.

         7. Activities and Affiliates of the Investment Adviser. The Trustees acknowledge that Investment Adviser or any Sub-Adviser, or one or more of its affiliates, may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that Investment Adviser or any Sub-Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts (such individuals, entities and accounts hereinafter referred to as Affiliated Accounts). Subject to the provisions of paragraph 2 hereof, the Trustees agree that Investment Adviser or its affiliates and any Sub-Adviser(s) or its affiliates, may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio, provided that Investment Adviser or Sub-Adviser acts in good faith, and provided further, that it is Investment Adviser's and Sub-Adviser's policy to allocate within its reasonable discretion, investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest from time to time, whether in transactions which involve the Portfolio or otherwise. Neither the Investment Adviser nor any Sub-Adviser shall have any obligation to acquire for the Portfolio a position in any investment which any Affiliated Account may acquire,

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and the Portfolio shall have no first refusal, co-investment or other rights in respect of any investment, either for the Portfolio or otherwise.

         8. Compensation of the Investment Adviser. (a) For all services provided to the Portfolio pursuant to this Agreement, the Trust shall pay the Investment Adviser, and the Investment Adviser agrees to accept as full compensation therefor, an investment advisory fee, payable as soon as practicable after the last day of each month, calculated using an annual rate of ..65% (the "Annual Rate"). The monthly investment advisory fee to be paid by the Trust to the Investment Adviser shall be determined as of the close of business on the last business day of each month by multiplying one-twelfth of the Annual Rate by the Average Portfolio Net Assets (hereinafter defined), calculated monthly as of such day.

         (b) For purposes of this paragraph 8, the "Average Portfolio Net Assets" shall be calculated monthly as of the last business day of each month and shall mean the sum of the net assets of the Portfolio calculated each business day during the month divided by the number of business days in the month (such net assets to be determined as of the close of business each business day and computed in the manner set forth in the Declaration of Trust of the Trust).

         (c) The Investment Adviser agrees that its compensation for any fiscal year shall be reduced by the amount, if any, by which the expenses of the Portfolio for such fiscal year exceed the most restrictive state Blue Sky expense limitation in effect from time to time, to the extent required by such limitation. The Investment Adviser shall refund to the Portfolio the amount of any reduction of the Investment Adviser's compensation pursuant to this paragraph 8, reduced by the amount of any rebate paid directly to the Portfolio by any Sub-Adviser engaged by Investment Adviser, as promptly as practicable after the end of such fiscal year, provided that the Investment Adviser will not be required to pay the Portfolio an amount greater than the fee paid to the Investment Adviser in respect of such year pursuant to this Agreement. As used in this paragraph 8, "expenses" shall mean those expenses included in the most restrictive state Blue Sky limitation, having the broadest specification in such state's Blue Sky statute, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of an investment company's net assets for a fiscal year. The words "most restrictive state Blue Sky expense limitation" shall be construed to result in the largest reduction of the Investment Adviser's compensation for any fiscal year of the Portfolio; provided, however, that nothing in this Agreement shall require the Investment Adviser to reduce its fees if not required by an applicable statute or regulation referred to above in this paragraph 8.

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         9. Proxies. The Trustees will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested from time to time, unless the Trustees delegate such right to the Investment Adviser.

         10. Liabilities of the Investment Adviser.

               (a)   The Investment Adviser will not be liable for any error or judgment or mistake of law or for any loss suffered by the Portfolio or the Trust in connection with the matters to which this Agreement relates, except that the Investment Adviser shall be liable to the Portfolio and the Trust for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of duties or reckless disregard by it of its obligations or duties under this Agreement.

               (b)   The Investment Adviser shall indemnify and hold harmless
                    the Portfolio from any loss, cost, expense or damage resulting from the failure of any Sub-Adviser to comply with
                    (i) any statement included in the Trust's registration statement furnished by Investment Adviser for inclusion therein, or (ii) instructions given by the Investment Adviser to any Sub-Adviser for the purpose of ensuring the Portfolio's compliance with the applicable requirements of the 1940 Act or of the requirements of the Internal Revenue Code of 1986 applicable to regulated investment companies, or of successor statutes; provided, however, that the indemnification provided by this subparagraph 10(b) shall apply only to the extent that the Sub-Adviser is liable to the Trust and, after demand by the Trust, is unable or refuses to discharge its obligation to the Portfolio.

               (c)   No provision of this Agreement shall be construed to
                    protect any Trustee or officer of the Trust, or the Investment Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         11. Renewal, Amendment and Termination.

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               (a)   This Agreement shall become effective on the date first
                    written above and shall remain in force for a period of two
                    (2) years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Trustees who are not interested persons of the Portfolio or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Portfolio. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

               (b)   This Agreement may be amended at any time, but only by
                    written agreement between the Trust and the Investment Adviser, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the 1940 Act, subject to any applicable exemption order of the SEC modifying the provisions of the 1940 Act with respect to approval of amendments to this Agreement.

               (c)   This Agreement:

                    (i) may at any time be terminated without the payment of any penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Investment Adviser;

                    (ii) shall immediately terminate in the event of its assignment; and

                    (iii) may be terminated by the Investment Adviser on sixty (60) days' written notice to the Trust.

               (d)   As used in this Section 11, the terms "assignment,"
                    "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and

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                    regulations thereunder, subject to any applicable orders of exemption issued by the SEC.

         12. Books and Records. (a) The Trustees shall provide to the Investment Adviser copies of the Trust's most recent prospectus and statement of additional information (as each may be amended or supplemented from time to time) which relate to any class of shares representing interests in the Portfolio.

               (b)   In compliance with the requirements of Rule 31a-3 of the
                    rules promulgated under the 1940 Act ("Rules"), the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2, the records required to be maintained by the Investment Adviser hereunder pursuant to Rule 31a-1 of the Rules.

         13. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given, if delivered personally, on the day delivered or if mailed, by certified or registered mail, postage prepaid, return receipt requested, three (3) days after placement in the United States mail, to the addresses below:

If to Trust:                   Financial Investors Variable Insurance Trust
                               c/o Russell Burk, Esq., Secretary
                               370 Seventeenth Street, Suite 3100
                               Denver, CO 80202

With a copy to:                Lester Woodward, Esq.
                               Davis, Graham & Stubbs LLP
                               1550 17th Street, Suite 500
                               Denver, CO 80202

If to Investment Adviser:      First Tennessee Bank National Association
                               c/o C. Douglas Kelso, III
                               Senior Vice President and Manager
                               530 Oak Court Drive, Second Floor
                               Memphis, TN 38117

With a copy to:                Adella M. Heard, Esq.
                               Vice President & Counsel
                               First Tennessee Bank National Association

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                               165 Madison Avenue, 3rd Floor
                               Memphis, TN 38103

         14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. Limitation on Liability. Investment Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Portfolio pursuant to this Agreement shall be limited in all cases to the Portfolio and its assets. Investment Adviser agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio, nor from the Trustees or any individual Trustee of the Portfolio.

         16. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Tennessee without giving effect to the choice of laws provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                           FINANCIAL INVESTORS VARIABLE INSURANCE TRUST


                           By: /s/ Russell Burk
                            -------------------------------------------
                           Russell Burk, Secretary

                           FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                           By: /s/ C. Douglas Kelso
                            -------------------------------------------
                           C. Douglas Kelso, III,
                           Senior Vice President and Manager